May 3, 1994



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Lennar Corporation -- Registration
     Statement File No. 33-53003
     ----------------------------------
Dear Sirs:

	On behalf of Lennar Corporation (the "Company"), and in accordance with the Securities Act of 1933, as amended, and Rule 101(a) of Regulation S-T, we submit for electronic filing a copy of Amendment No. 1 to Registration Statement File No. 33-53003 and a copy marked to show changes from the initial filing made on April 6, 1994.

	In accordance with Rule 901(d) of Regulation S-T, a paper format copy of Amendment No. 1 will be filed within six business days.

	If you have any questions or comments regarding the Registration Statement, please call David W. Bernstein at (212)
878-8342 or Carol A. Mateer at (212) 878-8469.

				Very truly yours,



				Carol A. Mateer

As filed with the Securities and Exchange Commission on May 4, 1994
					       REGISTRATION NO. 33-53003
=============================================================================

                  SECURITIES AND EXCHANGE COMMISSION
			WASHINGTON, D.C. 20549
                          --------------------

                             AMENDMENT NO. 1
                                   TO
        --------------------

                             AMENDMENT NO. 1
                                   TO
                                FORM S-3
                          REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

 			 ----------------------
                           LENNAR CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                         59-1281887
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                          700 NORTHWEST 107TH AVENUE
                             MIAMI, FLORIDA  33172
                               (305) 559-4000

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
        		 -------------------------
                              LEONARD MILLER
                                 PRESIDENT
                            LENNAR CORPORATION
                        700 NORTHWEST 107TH AVENUE
                           MIAMI, FLORIDA  33172
                              (305) 559-4000
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
			 -------------------------
                                COPIES TO:
                            DAVID W. BERNSTEIN
                              ROGERS & WELLS
                              200 PARK AVENUE
                          NEW YORK, NEW YORK  10166

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
			 --------------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: /_/
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
			 --------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A)
OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
============================================================================

                              LENNAR CORPORATION

                                COMMON STOCK
                               PREFERRED STOCK
                               DEBT SECURITIES
                                    AND
                                  WARRANTS

				--------------

      Lennar Corporation (the "Company") may from time to time offer its Common Stock, Preferred Stock (which may be issued in one or more series), Debt Securities (which may be issued in one or more series) or Warrants entitling the holders to purchase Common Stock, Preferred Stock or Debt Securities (together "Securities") at an aggregate initial offering price which will not exceed $200 million. Securities may be offered from time to time in amounts, at prices and on terms which will be determined at the time of sale. Offerings may be of particular Securities or of units consisting of two or more types of Securities. The Company may sell Securities to or through underwriters, through agents or directly to purchasers.

       The terms of particular Securities offered by the Company will be described in a Prospectus Supplement which will accompany this Prospectus.
A Prospectus Supplement relating to a series of Preferred Stock will describe, to the extent applicable, its title, maximum number of shares, liquidation preference per share, dividend rights (which may be fixed or participating and may be cumulative or non-cumulative), voting rights, conversion rights, redemption provisions and sinking fund or purchase fund requirements, as well as any other material terms. A Prospectus Supplement relating to a series of Debt Securities will describe, to the extent applicable, its title, aggregate principal amount, maturity, interest rate (which may be fixed or variable), currency of payment, interest payment dates, conversion rights, redemption provisions and sinking fund or purchase fund requirements, as well as any other material terms. A Prospectus Supplement relating to an issue of Warrants will describe the Securities which can be purchased by exercise of the Warrants, the exercise price of the Warrants (which may be wholly or partly consideration other than cash) and the period during which the Warrants can be exercised, as well as any other material terms.

      Each Prospectus Supplement will also contain the names of the underwriters or agents, if any, through which the Securities to which it relates will be sold, the initial public offering price, information about securities exchanges or automated quotation systems on which the Securities will be listed or traded and any other material information about the offering and sale of the Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                OF THE CONTRARY IS A CRIMINAL OFFENSE.

			--------------------------
            The date of this Prospectus is April 29, 1994

    NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS DOES NOT, AND NO PROSPECTUS SUPPLEMENT WILL, CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR THAT PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE OF SECURITIES WILL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CORRECT AT ANY TIME AFTER ITS DATE.

                            TABLE OF CONTENTS
                                                       Page
   Available Information. . . . . . . . . . . . . . .   2
   Incorporation of Certain Documents by Reference. . . 2
   The Company. . . . . . . . . . . . . . . . . . . . . 3
   Selected Financial Data. . . . . . . . . . . . . . . 4
   Selected Operating Data. . . . . . . . . . . . . . . 5
   Description of Debt Securities . . . . . . . . . . . 6
   Description of Warrants. . . . . . . . . . . . . . . 7
   Description of Capital Stock . . . . . . . . . . . . 8
   Legal Matters. . . . . . . . . . . . . . . . . . . . 9
   Experts. . . . . . . . . . . . . . . . . . . . . . . 9

                    AVAILABLE INFORMATION

     Lennar Corporation ("Lennar" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). All reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock of the Company is listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and reports and other information concerning the Company can also be inspected at the offices of that Exchange.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File 1-6643) are incorporated by reference in this Prospectus:

  Annual Report on Form 10-K for the fiscal year ended November 30, 1993. Quarterly Report on Form 10-Q for the period ended February 28, 1994. Current Report on Form 8-K dated April 5, 1994.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering made by this Prospectus will be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the dates they are filed. Any statement contained in this Prospectus or in a document incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent a statement in any subsequently filed document which is incorporated by reference in this Prospectus modifies or supersedes the earlier statement.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference in this Prospectus, other than exhibits to those documents which are not specifically incorporated by reference. Requests should be directed to: Lennar Corporation, 700 Northwest 107th Avenue,
Miami, Florida 33172, Attention: Director of Shareholder Relations (Telephone: (305) 559-4000).

                              THE COMPANY

     The Company is a full service real estate company. It is primarily engaged in homebuilding, in the ownership and management of commercial and residential income-producing properties and other real estate related assets (including both properties built and owned by the Company and properties and mortgages acquired by the Company or by partnerships in which the Company is a participant) and in real estate related financial services. The Company believes its investment management and financial services businesses provide a balance to the cyclical nature of the homebuilding business.

     The Company and its predecessor have built homes since 1954. The Company believes that, since its acquisition of Development Corporation of America in 1986, it has each year delivered more homes in Florida than any other homebuilder. The Company has been building homes in Arizona since 1972, where it currently is one of the leading homebuilders. In 1991, the Company began building homes in the Dallas/Ft. Worth area of Texas and in 1993 it expanded its Texas activities into the Houston area. The Company has constructed and sold over 100,000 homes to date.

      The Company is involved in all phases of planning and building its residential communities, including land acquisition, site planning, preparation of land, improvement of undeveloped and partially developed acreage and design, construction and marketing of homes. The Company subcontracts virtually all segments of development and construction to others. The Company sells single-family attached and detached homes and condominiums in buildings generally one to five stories in height. Homes sold by the Company are primarily in the moderate price range for the areas in which they are located. They are targeted primarily at first time homebuyers, first time move-up homebuyers and, in some communities, retirees.

      The Company has been engaged since the early 1970's in developing and managing commercial and residential income-producing properties. It has also, on a number of occasions, developed properties under arrangements with financial institutions which had acquired the properties through foreclosures or similar means. At November 30, 1993, it owned and was managing more than 2,800 rental apartment units and approximately
1,400,000 square feet of low rise office buildings, warehouses and neighborhood retail centers, as well as a 297 room hotel, a mobile home park and golf and other recreational facilities in various communities.

      In 1992, the Company began acquiring, primarily through partnerships in which it is a participant, pools of real estate assets which it believes can be liquidated at a profit and which will generate rental, interest and other income during the several year liquidation process. The Company manages the portfolios of real estate assets for the partnerships in which it participates. The management agreements typically provide for reimburse-ment to the Company of costs of management and for fees based on the cash flow performance of the partnerships.

     The Company's financial services subsidiaries originate mortgage loans, service mortgage loans which they and other lenders originate, purchase and re-sell mortgage loan pools (often retaining the servicing rights), arrange title insurance and provide closing services for homebuyers. Mortgage loans originated by the Company include conventional, FHA-insured and VA-guaranteed mortgage loans. The Company entered the mortgage banking business in 1981, primarily to provide financing to buyers of its homes. However, loans to buyers of the Company's homes currently represent only a small portion of the Company's loan originations. The Company sells the loans it originates in the secondary mortgage market, generally on a non-recourse basis, but usually retains the servicing rights.

                              RECENT EVENT

      In April 1994, the Company selected Deloitte & Touche to audit the Company's financial statements.

                        SELECTED FINANCIAL DATA

      The following financial data, except the ratios of earnings to fixed charges, at November 30, 1993 and 1992, and for the fiscal years in the three-year period ended November 30, 1993, and at February 28, 1994 and for the three month period ended February 28, 1994 and 1993, are derived from, and are qualified by reference to, the consolidated financial state-ments included in the Company's Annual Report on Form 10-K for the year ended November 30, 1993 and its Quarterly Report on Form 10-Q for the period ended February 28, 1994. Although the financial statements at February 28, 1994 and for the periods ended February 28, 1994 and 1993 have not been amended, in the opinion of management, they contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the information contained in them. The results of operations for the three months ended February 28, 1994 are not necessarily indicative of what results will be for the entire year.

					 THREE MONTHS
					    ENDED
					  FEBRUARY 28,                        FISCAL YEARS ENDED NOVEMBER 30
				     ----------------------    ------------------------------------------------------
					1994	  1993		1993	  1992	   1991	        1990	      1989
						   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
Revenues
Sales of homes			     $147,442   $84,764      $513,503	$300,789  $219,075     $260,503      $349,257
Other real estate		       27,426    16,533        79,846     50,752    42,910       39,587        44,652
				     --------   -------      --------   --------  --------     --------      --------
Total real estate		      174,868   101,297       593,349    351,541   261,985      300,090       393,909
Financial services                     14,728    12,095        59,204     56,723    37,688       21,455        13,758
Limited-purpose finance subsidiaries    2,714     4,058        14,355     21,164    26,070       29,325        32,649
				     --------   -------      --------   --------  --------     --------      --------
Total revenues			      192,310   117,450       666,908    429,428   325,743      350,870       440,316
General and administrative expenses     8,095     6,196        28,066     20,426    17,318       20,508        22,151
Unusual item - hurricane damage		  -        -		  -	   7,600      -		   -		 -
Earnings (loss) before income taxes:
Real estate			       21,167    11,585        69,190     31,497    19,455       16,188        39,081
Financial services		        3,093     2,613        12,860     14,017    13,219        4,816         3,009
Limited-purpose finance subsidiaries      (76)      (16)            4       (151)      369            9           474
				     --------   -------      --------   --------  --------     --------      --------
Total earnings before income taxes     24,184    14,182        82,054     45,363    33,043       21,013        42,564
				     --------   -------      --------   --------  --------     --------      --------
Earnings before cumulative effect of
  changes in accounting principles     14,752     9,005	       52,511     29,146    21,148       13,658        28,093
Net earnings			     $ 15,713	$ 9,005       $52,511   $ 29,146  $ 21,148      $13,658      $ 28,093
				     ========   =======       =======   ========  ========      =======      ========
Earnings per share before cumulative
  effect of changes in accounting
  principles			     $    .41   $   .29       $  1.51   $    .95  $    .70      $   .45      $    .93
Net earnings per share (1)           $    .44   $   .29       $  1.51   $    .95  $    .70      $   .45      $    .93
				     ========   =======       =======   ========  ========      =======      ========
Weighted average number of shares
  outstanding (in thousands) (1)       36,087    30,830        34,709     30,743    30,171       30,101        30,066
Ratio of earnings to fixed charges (2)   3.3x      2.2x          2.9x       1.8x      1.5x         1.1x          1.6x
Ratio of earnings to fixed charges
 (excluding limited-purpose finance
 subsidiaries) (2)(3)	                 4.5x      3.3x          4.3x       2.8x      2.3x         1.3x          2.7x

Financial Position (End of Period):
Total assets- real estate           $ 850,468                $783,256   $558,319  $464,822     $468,768      $497,860
  - financial services                239,754                 284,391    238,731   159,815       99,831        77,083
  - limited-purpose finance
       subsidiaries                   114,152                 127,843    183,211   237,636      266,613       293,225
				     --------                --------   --------  --------     --------      --------
          Consolidated              1,204,374	            1,195,490    980,261   862,273      835,212       868,168
				    =========               =========   ========  ========      =======      ========
Total debt- real estate               302,055                 242,193    177,652   129,880      133,873       155,393
   - financial services               124,665                 167,561    144,401    70,137       26,958        18,930
   - limited-purpose finance
        subsidiaries                  106,761                 121,361    174,152   226,133      253,997       279,716
				     --------                --------   --------  --------     --------      --------
          Consolidated                533,481                 531,115    496,205   426,150      414,828       454,039
				     --------                --------   --------  --------     --------      --------
Ratio of real estate debt to
      total equity                      62.5%                   51.8%      55.6%     44.6%        49.6%         60.0%
Stockholders' equity                  483,181                 467,473    319,330   291,237      269,705       259,079
Stockholders' equity per share(1)   $   13.51               $   13.09   $  10.49  $   9.61    $    9.02      $   8.62

_______________
(1)All per share amounts and shares outstanding have been restated to reflect a two-for-one stock split effective February
25, 1992 and a three-for-two stock split effective April 5, 1994.
(2)For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes plus
"fixed charges."  "Fixed charges" consist of interest on all indebtedness (neither the Company nor its subsidiaries has any material original issue discount or capitalized lease obligations).
(3)For the purpose of calculating the ratio of earnings to fixed charges (excluding limited-purpose finance subsidiaries),
"fixed charges" do not include interest on indebtedness of limited-purpose finance subsidiaries (that interest being funded by payments on mortgage loans, which are the sole assets of the limited-purpose finance subsidiaries).

   			                    SELECTED OPERATING DATA


  					THREE MONTHS
					   ENDED
					FEBRUARY 28,                            FISCAL YEAR ENDED NOVEMBER 30,
				-----------------------------   ------------------------------------------------------------------
		                   1994	    	  1993             1993          1992           1991           1990           1989
				   ----           ----             ----          ----           ----           ----           ----
Number of homes delivered          1,176           816             4,634         3,039         2,480          3,011          4,259
Backlog of home sales
  contracts - number . . . .       2,122         2,280             2,105         1,788         1,039            815          1,423
Backlog of home sales
  contracts - dollar value .    $270,000      $254,000          $264,000      $191,000      $106,000        $80,000       $134,000
Number of loans in
  servicing portfolio. . . .      46,000        52,800            46,600        52,100        40,100         30,900         16,700
Unpaid principal balance
  of servicing portfolio . .  $3,400,000    $3,800,000        $3,400,000    $3,800,000    $2,800,000     $2,200,000     $1,100,000

			DESCRIPTION OF DEBT SECURITIES


     The Debt Securities will be issued under an Indenture (the "Indenture") dated as of April 15, 1994 between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"). The following statements are subject to the detailed provisions of the Indenture and are qualified in their entirety by reference to the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part and is also available for inspection at the office of the Trustee. All references to "Section," "Article" or "Paragraph" in this section refer to the applicable Section or Article of the Indenture or the applicable Paragraph in the form of Debenture included in the Indenture, as the case may be.

GENERAL

     The Debt Securities will be unsecured obligations of the Company. The Indenture does not limit the principal amount of Debt Securities that may be issued. However, the Debt Securities offered by this Prospectus will be limited to Debt Securities which, together with the other Securities offered by this Prospectus, will have an aggregate initial offering price of not more than $200,000,000. The Debt Securities may be issued in one or more series. Specific terms of each series of Debt Securities will be contained in a supplemental indenture relating to that series. There will be Prospectus Supplements relating to particular series of Debt Securities. Each Prospectus Supplement will describe, as to the Debt Securities to which it relates: (i) the title of the Debt Securities; (ii) any limit upon the aggregate principal amount of a series of Debt Securities which may be issued; (iii) the date or dates on which principal of the Debt Securities will be payable and the amount of principal which will be payable; (iv) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date; (v) the currency or currencies in which principal, premium, if any, and interest, if any, will be paid; (vi) the place or places where principal, premium, if any, and interest, if any, on the Debt Securities will be payable and where Debt Securities which are in registered form can be presented for registration of transfer or exchange; (vii) any provisions regarding the right of the Company to redeem Debt Securities or of holders to require the Company to redeem Debt Securities; (viii) the right, if any, of holders of the Debt Securities to convert them into stock or other securities of the Company, including any provisions intended to prevent dilution of the conversion rights or otherwise; (ix) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Debt Securities or a purchase fund which will be used to purchase Debt Securities; (x) the percentage of the principal amount of the Debt Securities which is payable if maturity of the Debt Securities is accelerated because of a default; and (xi) any other material terms of the Debt Securities.

      The Indenture does not contain any restrictions on the payment of dividends or the repurchase of securities of the Company or any financial covenants. However, Supplemental Indentures relating to particular series of Debt Securities may contain provisions of that type.

FORM OF DEBT SECURITIES

       Debt Securities may be certificated or uncertificated and may be issued in registered form with or without coupons or in bearer form with coupons, if applicable.

       Debt Securities of a series may be evidenced by one or more global certificates, which will be in denominations equal to all or a portion of the aggregate principal amount of the Debt Securities of that series. The global certificates may be deposited with depositaries, and may be subject to restrictions upon transfer or upon exchange for Debt Securities in individually certificated form.

EVENTS OF DEFAULT AND REMEDIES

       An Event of Default with respect to the Debt Securities of any series ("Series Debt") is defined in the Indenture as being default in payment of the principal of or premium, if any, on any of the Series Debt; default for 30 days (or another period specified in a supplemental indenture relating to a particular series of Debt Securities, which may be no period) in payment of any installment of interest on the Series Debt; default by the Company for 45 days after notice in the observance or performance of any other covenants in the Indenture and certain events involving bankruptcy, insolvency or reorganization of the Company (Section 6.01). The Indenture provides that the Trustee may withhold notice to the holders of Series Debt of any default (except a default in payment of principal, premium, if any, or interest, if any, with respect to the Series Debt) if the Trustee considers it in the interest of the holders of the Series Debt to do so (Section 7.05).

       The Indenture provides that if any Event of Default has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of the Series Debt then outstanding may declare the principal of all the Series Debt to be due and payable immediately. However, if the Company cures all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the Series Debt then outstanding. (Section 6.02).

       The holders of a majority in principal amount of the Series Debt then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to certain limitations specified in the Indenture (Section 6.05).

MODIFICATION OF THE INDENTURE

       The Indenture contains provisions permitting the Company and the Trustee, (a) with the consent of the holders of not less than a majority in principal amount of the Debt Securities at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities generally, and (b) with the consent of the holders of not less than a majority in principal amount of any Series Debt, to modify any supplemental indenture relating solely to that Series Debt or the rights of the holders of that Series Debt, except that no modification may (i) extend the fixed maturity of any Debt Securities, reduce the rate or extend the time for payment of interest on any Debt Securities, reduce the principal amount of any Debt Securities or premium, if any, on it, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, change the currency in which any Debt Securities are payable or impair the right, if any, to convert any Debt Securities into Common Stock or other securities of the Company, without the consent of holder of each Debt Securities who will be affected, or (ii) reduce the percentage of Debt Securities or Series Debt required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding Debt Securities or of the Series Debt which will be affected. (Section 9.02)

CONCERNING THE TRUSTEE

      The First National Bank of Chicago, the Trustee under the Indenture, provides, and may continue to provide, banking services to the Company in the ordinary course of its business.

                        DESCRIPTION OF WARRANTS

       Each issue of Warrants will be the subject of an agreement (a"Warrant Agreement") which will contain the terms of the Warrants. There will be a Prospectus Supplement with regard to each issue of Warrants. Each Prospectus Supplement will describe, as to the Warrants to which it relates: (i) the securities which may be purchased by exercising the Warrants (which may be Common Stock, Preferred Stock, Debt Securities or units consisting of two or more of those types of securities); (ii) the exercise price of the Warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration); (iii) the period during which the Warrants may be exercised; (iv) any provision adjusting the securities which may be purchased on exercise of the Warrants and the exercise price of the Warrants in order to prevent dilution or otherwise; (iv) the place or places where

Warrants can be presented for exercise or for registration of transfer or exchange; and (v) any other material terms of the Warrants.

                       DESCRIPTION OF CAPITAL STOCK

       Lennar's authorized capital stock is 100,000,000 shares of Common Stock, $.10 par value, 30,000,000 shares of Class B Common Stock, $.10 par value, and 500,000 shares of Preferred Stock, $10 par value. At April 5, 1994, 25,771,116 shares of Common Stock and 9,986,631 shares of Class
B Common Stock were outstanding.

PREFERRED STOCK

       The Preferred Stock may be issued in series with any rights and preferences which may be authorized by Lennar's board of directors. However, the Preferred Stock offered by this Prospectus will be limited to Preferred Stock which, together with the other Securities offered by this Prospectus, will have an aggregate initial offering price of not more than $200,000,000. There will be Prospectus Supplements relating to particular series of Preferred Stock. Each Prospectus Supplement will describe, as to the Preferred Stock to which it relates: (i) the title of the Preferred Stock; (ii) any limit upon the number of shares of the series of Preferred Stock which may be issued;
(iii) the preference, if any, to which holders of the series of Preferred Stock will be entitled upon liquidation of the Company; (iv) the date or dates on which the Company will be required or permitted to redeem the Preferred Stock; (v) the terms, if any, on which the Company or holders of the Preferred Stock will have the option to cause the Preferred
Stock to be redeemed; (vi) the voting rights of the holders of the Preferred Stock; (vii) the dividends, if any, which will be payable with regard to the series of Preferred Stock (which may be fixed dividends or particularly dividends and may be cumulative or non-cumulative); (viii) the right, if any, of holders of the Preferred
Stock to convert it into another class of stock or securities of the Company, including provisions intended to prevent dilution of those conversion rights; (ix) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Preferred Stock or a purchase fund which will be used to purchase Preferred Stock; and (x) any other material terms of the Preferred Stock.

COMMON STOCK

      All the outstanding shares of Common Stock are fully paid and nonassessable and entitled to participate equally and ratably in dividends and in distributions available for the Common Stock on liquidation. Each share is entitled to one vote for the election of directors and upon all other matters on which the common stockholders vote. Holders of Common Stock do not have preemptive rights and are not entitled to cumulative votes in the election of Directors.

      The transfer agent and registrar for the Common Stock is First Union National Bank, Charlotte, North Carolina.

CLASS B COMMON STOCK

      The Class B Common Stock is identical in every respect with the Common Stock, except that (a) each share of Class B Common Stock is entitled to ten votes on each matter submitted to the vote of the common stockholders, while each share of Common Stock is entitled to only one vote on each matter submitted to the vote of the common stockholders, (b) the cash dividends, if any, paid with regard to the Class B Common Stock in a year cannot be more than 90% of the cash dividends, if any, paid with regard to the Common Stock in that year, (c) Class B Common Stock cannot be transferred, except to a limited group of Permitted Transferees (primarily close relatives of the Class B stockholder, fiduciaries for the Class B stockholder or for close relatives, and entities of which the Class B stockholder or close relatives are majority owners), (d) Class B Common Stock may at any time be converted into Common Stock, but Common Stock may not be converted into Class B Common Stock, (e) amendments to provisions of the Company's Certificate of Incorporation relating to the Common Stock or the Class B Common Stock require the approval of a majority of the shares of Common Stock which are voted with regard to them (as well as a majority in voting power of all the outstanding Common Stock and Class B Common Stock combined), and (f) under Delaware law, certain matters affecting the rights of holders of Class B Common Stock may require approval of the holders of the Class B Common Stock voting as a separate class.

       Leonard Miller, the Chairman of the Board of the Company, currently owns 9,947,130 shares of Class B Common Stock, which is 99.6% of the outstanding Class B Common Stock and 27.8% of the outstanding common stock of both classes. Mr. Miller's Class B Common Stock gives him 79.2% of the total votes which can be cast by the holders of both classes of Common Stock. Even if Mr. Miller converted 6,371,000 shares of Class B Common Stock into Common Stock and sold that Common Stock, thereby reducing his holdings to 10% of the total common stock of both classes, Mr. Miller would be entitled to cast more than 50% of the votes. Mr. Miller has no current intention to convert any Class B Common Stock into Common Stock, or to sell any Common Stock, although, except as described under "Underwriting," he would be free to do so at any time.

      The existence of Class B Common Stock, which has substantially greater voting rights than the Common Stock, probably would have the effect of discouraging non-negotiated tender offers and other types of non-negotiated takeovers, if any were contemplated. Mr. Miller's ownership of Class B Common Stock would make it impossible for anyone to acquire shares which have voting control of the Company so long as Mr. Miller's Class B Common Stock represents at least 9.09% of the combined common stock of both classes and the total outstanding Class B Common Stock is at least 10% of the combined common stock of both classes (if at any time the outstanding shares of Class B Common Stock are less than 10% of the outstanding shares of both classes of common stock taken together, the Class B Common Stock will automatically be converted into Common Stock). However, because Mr. Miller owns 99.6% of the outstanding Class B Common Stock, at the current level of outstanding Common Stock, in order for the Class B Common Stock to be at least 10% of the outstanding shares of both classes of common stock, Mr. Miller's Class B Common Stock would be at least 9.89% of the common stock of both classes.

                            LEGAL MATTERS

    The validity of the Securities offered by this Prospectus will be passed upon for the Company by Rogers & Wells, 200 Park Avenue, New York, New York 10166. If the validity of any Securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the Prospectus Supplement relating to that offering.

                             EXPERTS

    The consolidated financial statements and schedules of Lennar Corporation and subsidiaries as of November 30, 1993 and 1992 and for each of the years in the three-year period ended November 30, 1993 incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration fee -- Securities and Exchange Commission  $68,966
Accounting fees and expenses				   *
Legal fees and expenses					   *
Trustees' fees and expenses				   *
Rating agency fees					   *
Cost of printing and engraving				   *
Miscellaneous						   *
Total							   *
							--------
							   *
							========

- ---------------
*Cannot be estimated until particular offerings are proposed.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the General Corporation
Law of Delaware, the Company's Certificate of Incorporation provides that an officer, director, employee or agent of the Company is entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of any action, suit or proceeding brought against him by virtue of his acting as such officer, director, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that in any action or suit by or in the right of the Company such person shall be indemnified only for the expenses actually and reasonably incurred by him and, if such person shall have been adjudged to be liable for negligence or misconduct, he shall not be indemnified unless and only to the extent that a court of appropriate jurisdiction shall determine that such indemnification is fair and reasonable.

ITEM 16. EXHIBITS

      4.    Form of Indenture
      5.    Opinion of Counsel
     12.    Statement of computation of ratios of earnings to fixed charges
     24.    Consents
            (i)      Rogers & Wells (counsel)--included in Exhibit 5
            (ii)     KPMG Peat Marwick (accountants)
     26.    Statement of eligibility of trustee on Form T-1


ITEM 17. UNDERTAKINGS

      The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida on April 29, 1994.

                                        LENNAR CORPORATION



                                        By:   LEONARD MILLER
				           ----------------------------
 					      Leonard Miller
					    Chairman of the Board
       				               and President
                          _________________


      Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the dates indicated.

	NAME			TITLE			DATE
	----			-----			----

			Chairman of the Board,		April 29, 1994
	  	     President, Director (Principal
			  Executive Officer)
    LEONARD MILLER
- ------------------------
    Leonard Miller

			Financial Vice President		April 29, 1994
	  	      (Principal Financial Officer)

    ALLAN J. PEKOR*
- ------------------------
    Allan J. Pekor


			Controller (Principal 			April 29, 1994
	  	        Accounting Officer)
    JAMES T. TIMMONS*
- ------------------------
    James T. Timmons




			      Director				April 29, 1994

    CHARLES I. BABCOCK*
- ------------------------
    Charles I. Babcock


			      Director				April 29, 1994

    IRVING BOLOTIN*
- ------------------------
    Irving Bolotin


			      Director				April 29, 1994

    ROBERT B. COLE*
- ------------------------
    Robert B. Cole


			      Director				April 29, 1994

    RICHARD W. McEWEN*
- ------------------------
    Richard W. McEwen

	NAME			TITLE					DATE
	----			-----					----

			      Director				April 29, 1994

    JAMES W. McLAMORE*
- ------------------------
    James W. McLamore



			      Director				April 29, 1994

    STUART A. MILLER*
- ------------------------
    Stuart A. Miller



			      Director				April 29, 1994

    ARNOLD P. ROSEN*
- ------------------------
    Arnold P. Rosen



			      Director				April 29, 1994

    STEVEN J. SAIONTZ*
- ------------------------
    Steven J. Saiontz



By:     LEONARD MILLER*
   -------------------------
        Leonard Miller
       Attorney-In-Fact

								Exhibit 12

                                                                                                                          EXHIBIT 12

COMPUTATION OF EARNINGS TO FIXED CHARGES (INCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)

                                        Quarter Ended                                Fiscal Years Ended
			       _____________________________  ______________________________________________________________________

                               February 28,     February 28,  November 30,  November 30,  November 30,   November 30,   November 30,
				  1994		    1993	 1993		1992	     1991	     1990	    1989
			       ____________     ____________  ____________  ____________  ____________   ____________   ____________
               							(dollars in thousands except per share amounts)
EARNINGS:

Pre-tax income plus fixed
charges as computed below,
adjusted to exclude the
amount of any interest
capitalized during the
period.

Pre-tax income			$24,184		$14,182		$82,054		$45,363	    $33,043	   $21,013	   $42,564

Fixed Charges			$8,417		$8,601		$33,765		$36,639	    $38,526	   $47,199	   $48,494

Less:  interest capitalized    ($4,700)        ($4,000)        ($17,100)       ($15,000)   ($14,200)      ($15,600)       ($15,700)
			       ________        ________        _________       _________   _________      _________       _________

"Earnings"    			$27,901   	$18,783    	$98,719     	$67,002     $57,369        $52,612         $75,358
				=======		=======		=======		=======	    ========	   =======	   =======
FIXED CHARGES:

Interest, whether expensed
or capitalized, and
amortization of debt
discounts or premiums.

Interest incurred (all
of Lennar and LFS interest)	$5,500		$4,400		$19,700		$16,800	   $14,200	   $15,600	   $15,700

Limited Purpose interest
(all expensed)      		$2,917     	$4,201    	$14,065     	$19,839    $24,326	   $31,599         $32,794
				______		______		_______		_______	   _______	   _______	   _______

"Fixed Charges"      		$8,417     	$8,601    	$33,765     	$36,639    $38,526    	   $47,199     	   $48,494
				======		======		=======		=======	   =======	   =======	   =======

EARNINGS TO FIXED CHARGES
INCLUDING LIMITED-PURPOSE
FINANCE SUBSIDIARIES		  3.3     	  2.2     	  2.9     	  1.8        1.5     	     1.1     	     1.6

PAGE

								Exhibit 24(ii)


COMPUTATION OF EARNINGS TO FIXED CHARGES (EXCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)

                                        Quarter Ended                                Fiscal Years Ended
			       _____________________________  ______________________________________________________________________
                               February 28,     February 28,  November 30,  November 30,  November 30,   November 30,   November 30,
				  1994		   1993		 1993		1992	     1991	    1990	    1989
			       ____________     ___________   ____________  ____________  ____________   ____________   ____________
                                                                  (dollars in thousands except per share amounts)

EARNINGS:

Pre-tax income plus fixed
charges as computed below,
adjusted to exclude the
amount of any interest
capitalized during the period.

Pre-tax income			$24,184		$14,182		$82,054		$45,363	     $33,043	   $21,013	   $42,564

Fixed Charges			$ 5,500		$ 4,400		$19,700		$16,800	     $14,200	   $15,600	   $15,700

Less:  interest capitalized    ($ 4,700)       ($ 4,000)       ($17,100)       ($15,000)    ($14,200)     ($15,600)       ($15,700)
			       _________       _________       __________      _________    _________     _________       _________

"Earnings"    		  	$24,984   	$14,582    	$84,654     	$47,163      $33,043       $21,013         $42,564
				=======		=======		=======		=======	     =======	   =======	   =======

FIXED CHARGES:

Interest, whether expensed
or capitalized, and
amortization of debt
discounts or premiums.

Interest incurred (all
of Lennar and LFS interest)     $ 5,500     	$ 4,400    	$19,700     	$16,800      $14,200      $15,600     	  $15,700
				_______		_______		_______		_______	     _______	  _______	  _______

"Fixed Charges"      		$ 5,500     	$ 4,400    	$19,700     	$16,800      $14,200      $15,600     	  $15,700
				=======		=======		=======		=======	     =======	  =======	  =======

EARNINGS TO FIXED
CHARGES EXCLUDING
LIMITED-PURPOSE FINANCE
SUBSIDIARIES			  4.5     	  3.3     	  4.3     	  2.8     	2.3         1.3     	    2.7


			INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Lennar Corporation:

We consent to incorporation by reference in the Registration Statement
(No. 33-53003) of Lennar Corporation on Form S-3 of our report dated January 18, 1994, relating to the consolidated balance sheets of Lennar Corporation and subsidiaries as of November 30, 1993 and 1992, and the related consolidated statements of earnings, cash flows, and stockholders' equity, and the related schedules for each of the years in the three-year period ended November 30, 1993, which report appears in the November
30, 1993 annual report on Form 10-K of Lennar Corporation.


                                        KPMG PEAT MARWICK

April 29, 1994

As filed with the Securities and Exchange Commission on May 4, 1994

					       REGISTRATION NO. 33-53003
=============================================================================

                  SECURITIES AND EXCHANGE COMMISSION
			WASHINGTON, D.C. 20549
                          --------------------

                             AMENDMENT NO. 1
                                   TO
- -



                             AMENDMENT NO. 1
                                   TO
                                FORM S-3
                          REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

 			 ----------------------
                           LENNAR CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                         59-1281887
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)

                          700 NORTHWEST 107TH AVENUE
                             MIAMI, FLORIDA  33172
                               (305) 559-4000

               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
        		 -------------------------
                              LEONARD MILLER
                                 PRESIDENT
                            LENNAR CORPORATION
                        700 NORTHWEST 107TH AVENUE
                           MIAMI, FLORIDA  33172
                              (305) 559-4000
          (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
			 -------------------------
                                COPIES TO:
                            DAVID W. BERNSTEIN
                              ROGERS & WELLS
                              200 PARK AVENUE
                          NEW YORK, NEW YORK  10166

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
			 --------------------------
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: /_/
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
   			 --------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A)
OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
============================================================================

                              LENNAR CORPORATION

                                COMMON STOCK
                               PREFERRED STOCK
                               DEBT SECURITIES
                                    AND
                                  WARRANTS

				--------------

      Lennar Corporation (the "Company") may from time to time offer its Common Stock, Preferred Stock (which may be issued in one or more series), Debt Securities (which may be issued in one or more series) or Warrants entitling the holders to purchase Common Stock, Preferred Stock or Debt Securities (together "Securities") at an aggregate initial offering price which will not exceed $200 million. Securities may be offered from time to time in amounts, at prices and on terms which will be determined at the time of sale. Offerings may be of particular Securities or of units consisting of two or more types of Securities. The Company may sell Securities to or through underwriters, through agents or directly to purchasers.

       The terms of particular Securities offered by the Company will be described in a Prospectus Supplement which will accompany this Prospectus.
A Prospectus Supplement relating to a series of Preferred Stock will describe, to the extent applicable, its title, maximum number of shares, liquidation preference per share, dividend rights (which may be fixed or participating and may be cumulative or non-cumulative), voting rights, conversion rights, redemption provisions and sinking fund or purchase fund requirements, as well as any other material terms. A Prospectus Supplement relating to a series of Debt Securities will describe, to the extent applicable, its title, aggregate principal amount, maturity, interest rate (which may be fixed or variable), currency of payment, interest payment dates, conversion rights, redemption provisions and sinking fund or purchase fund requirements, as well as any other material terms. A Prospectus Supplement relating to an issue of Warrants will describe the Securities which can be purchased by exercise of the Warrants, the exercise price of the Warrants (which may be wholly or partly consideration other than cash) and the period during which the Warrants can be exercised, as well as any other material terms.

      Each Prospectus Supplement will also contain the names of the underwriters or agents, if any, through which the Securities to which it relates will be sold, the initial public offering price, information about securities exchanges or automated quotation systems on which the Securities will be listed or traded and any other material information about the offering and sale of the Securities.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                OF THE CONTRARY IS A CRIMINAL OFFENSE.

			--------------------------

            The date of this Prospectus is April 29, 1994

    NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY AGENT, UNDERWRITER OR DEALER. THIS PROSPECTUS DOES NOT, AND NO PROSPECTUS SUPPLEMENT WILL, CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR THAT PERSON TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE OF SECURITIES WILL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CORRECT AT ANY TIME AFTER ITS DATE.

                            TABLE OF CONTENTS
                                                       Page
   Available Information. . . . . . . . . . . . . . .   2
   Incorporation of Certain Documents by Reference. . . 2
   The Company. . . . . . . . . . . . . . . . . . . . . 3
   Selected Financial Data. . . . . . . . . . . . . . . 4
   Selected Operating Data. . . . . . . . . . . . . . . 5
   Description of Debt Securities . . . . . . . . . . . 6
   Description of Warrants. . . . . . . . . . . . . . . 7
   Description of Capital Stock . . . . . . . . . . . . 8
   Legal Matters. . . . . . . . . . . . . . . . . . . . 9
   Experts. . . . . . . . . . . . . . . . . . . . . . . 9

                    AVAILABLE INFORMATION

     Lennar Corporation ("Lennar" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). All reports and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock of the Company is listed on the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and reports and other information concerning the Company can also be inspected at the offices of that Exchange.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File 1-6643) are incorporated by reference in this Prospectus:


    Annual Report on Form 10-K for the fiscal year ended November 30, 1993. Quarterly Report on Form 10-Q for the period ended February 28, 1994. Current Report on Form 8-K dated April 5, 1994.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering made by this Prospectus will be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the dates they are filed. Any statement contained in this Prospectus or in a document incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent a statement in any subsequently filed document which is incorporated by reference in this Prospectus modifies or supersedes the earlier statement.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference in this Prospectus, other than exhibits to those documents which are not specifically incorporated by reference. Requests should be directed to: Lennar Corporation, 700 Northwest 107th Avenue,
Miami, Florida 33172, Attention: Director of Shareholder Relations (Telephone: (305) 559-4000).

                              THE COMPANY

     The Company is a full service real estate company. It is primarily engaged in homebuilding, in the ownership and management of commercial and residential income-producing properties and other real estate related assets (including both properties built and owned by the Company and properties and mortgages acquired by the Company or by partnerships in which the Company is a participant) and in real estate related financial services. The Company believes its investment management and financial services businesses provide a balance to the cyclical nature of the homebuilding business.

     The Company and its predecessor have built homes since 1954. The Company believes that, since its acquisition of Development Corporation of America in 1986, it has each year delivered more homes in Florida than any other homebuilder. The Company has been building homes in Arizona since 1972, where it currently is one of the leading homebuilders. In 1991, the Company began building homes in the Dallas/Ft. Worth area of Texas and in 1993 it expanded its Texas activities into the Houston area. The Company has constructed and sold over 100,000 homes to date.

      The Company is involved in all phases of planning and building its residential communities, including land acquisition, site planning, preparation of land, improvement of undeveloped and partially developed acreage and design, construction and marketing of homes. The Company subcontracts virtually all segments of development and construction to others. The Company sells single-family attached and detached homes and condominiums in buildings generally one to five stories in height. Homes sold by the Company are primarily in the moderate price range for the areas in which they are located. They are targeted primarily at first time homebuyers, first time move-up homebuyers and, in some communities, retirees.

      The Company has been engaged since the early 1970's in developing and managing commercial and residential income-producing properties. It has also, on a number of occasions, developed properties under arrangements with financial institutions which had acquired the properties through foreclosures or similar means. At November 30, 1993, it owned and was managing more than 2,800 rental apartment units and approximately
1,400,000 square feet of low rise office buildings, warehouses and neighborhood retail centers, as well as a 297 room hotel, a mobile home park and golf and other recreational facilities in various communities.

      In 1992, the Company began acquiring, primarily through partnerships in which it is a participant, pools of real estate assets which it believes can be liquidated at a profit and which will generate rental, interest and other income during the several year liquidation process. The Company manages the portfolios of real estate assets for the partnerships in which it participates. The management agreements typically provide for reimburse-ment to the Company of costs of management and for fees based on the cash flow performance of the partnerships.

     The Company's financial services subsidiaries originate mortgage loans, service mortgage loans which they and other lenders originate, purchase and re-sell mortgage loan pools (often retaining the servicing rights), arrange title insurance and provide closing services for homebuyers. Mortgage loans originated by the Company include conventional, FHA-insured and VA-guaranteed mortgage loans. The Company entered the mortgage banking business in 1981, primarily to provide financing to buyers of its homes. However, loans to buyers of the Company's homes currently represent only a small portion of the Company's loan originations. The Company sells the loans it originates in the secondary mortgage market, generally on a non-recourse basis, but usually retains the servicing rights.

                              RECENT EVENT

      In April 1994, the Company selected Deloitte & Touche to audit the Company's financial statements.

                        SELECTED FINANCIAL DATA

      The following financial data, except the ratios of earnings to fixed charges, at November 30, 1993 and 1992, and for the fiscal years in the three-year period ended November 30, 1993, and at February 28, 1994 and for the three month period ended February 28, 1994 and 1993, are derived from, and are qualified by reference to, the consolidated financial state-ments included in the Company's Annual Report on Form 10-K for the year ended November 30, 1993 and its Quarterly Report on Form 10-Q for the period ended February 28, 1994. Although the financial statements at February 28, 1994 and for the periods ended February 28, 1994 and 1993 have not been amended, in the opinion of management, they contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the information contained in them. The results of operations for the three months ended February 28, 1994 are not necessarily indicative of what results will be for the entire year.


					 THREE MONTHS
					    ENDED
					  FEBRUARY 28,                        FISCAL YEARS ENDED NOVEMBER 30
				     ----------------------    ------------------------------------------------------
					1994	  1993		1993	  1992	   1991	        1990	      1989
						   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
RESULTS OF OPERATIONS:
Revenues
Sales of homes			     $147,442   $84,764      $513,503	$300,789  $219,075     $260,503      $349,257
Other real estate		       27,426    16,533        79,846     50,752    42,910       39,587        44,652
				     --------   -------      --------   --------  --------     --------      --------
Total real estate		      174,868   101,297       593,349    351,541   261,985      300,090       393,909
Financial services                     14,728    12,095        59,204     56,723    37,688       21,455        13,758
Limited-purpose finance subsidiaries    2,714     4,058        14,355     21,164    26,070       29,325        32,649
				     --------   -------      --------   --------  --------     --------      --------
Total revenues			      192,310   117,450       666,908    429,428   325,743      350,870       440,316
General and administrative expenses     8,095     6,196        28,066     20,426    17,318       20,508        22,151
Unusual item - hurricane damage		  -        -		  -	   7,600      -		   -		 -
Earnings (loss) before income taxes:
Real estate			       21,167    11,585        69,190     31,497    19,455       16,188        39,081
Financial services		        3,093     2,613        12,860     14,017    13,219        4,816         3,009
Limited-purpose finance subsidiaries      (76)      (16)            4       (151)      369            9           474
				     --------   -------      --------   --------  --------     --------      --------
Total earnings before income taxes     24,184    14,182        82,054     45,363    33,043       21,013        42,564
				     --------   -------      --------   --------  --------     --------      --------
Earnings before cumulative effect of
  changes in accounting principles     14,752     9,005	       52,511     29,146    21,148       13,658        28,093
Net earnings			     $ 15,713	$ 9,005       $52,511   $ 29,146  $ 21,148      $13,658      $ 28,093
				     ========   =======       =======   ========  ========      =======      ========
Earnings per share before cumulative
  effect of changes in accounting
  principles			     $    .41   $   .29       $  1.51   $    .95  $    .70      $   .45      $    .93
Net earnings per share (1)           $    .44   $   .29       $  1.51   $    .95  $    .70      $   .45      $    .93
				     ========   =======       =======   ========  ========      =======      ========
Weighted average number of shares
  outstanding (in thousands) (1)       36,087    30,830        34,709     30,743    30,171       30,101        30,066
Ratio of earnings to fixed charges (2)   3.3x      2.2x          2.9x       1.8x      1.5x         1.1x          1.6x
Ratio of earnings to fixed charges
 (excluding limited-purpose finance
 subsidiaries) (2)(3)	                 4.5x      3.3x          4.3x       2.8x      2.3x         1.3x          2.7x

Financial Position (End of Period):
Total assets- real estate           $ 850,468                $783,256   $558,319  $464,822     $468,768      $497,860
  - financial services                239,754                 284,391    238,731   159,815       99,831        77,083
  - limited-purpose finance
       subsidiaries                   114,152                 127,843    183,211   237,636      266,613       293,225
				     --------                --------   --------  --------     --------      --------
          Consolidated              1,204,374	            1,195,490    980,261   862,273      835,212       868,168
				    =========               =========   ========  ========      =======      ========
Total debt- real estate               302,055                 242,193    177,652   129,880      133,873       155,393
   - financial services               124,665                 167,561    144,401    70,137       26,958        18,930
   - limited-purpose finance
        subsidiaries                  106,761                 121,361    174,152   226,133      253,997       279,716
				     --------                --------   --------  --------     --------      --------
          Consolidated                533,481                 531,115    496,205   426,150      414,828       454,039
				     --------                --------   --------  --------     --------      --------
Ratio of real estate debt to
      total equity                      62.5%                   51.8%      55.6%     44.6%        49.6%         60.0%
Stockholders' equity                  483,181                 467,473    319,330   291,237      269,705       259,079
Stockholders' equity per share(1)   $   13.51               $   13.09   $  10.49  $   9.61    $    9.02      $   8.62

_______________
(1)All per share amounts and shares outstanding have been restated to reflect a two-for-one stock split effective February
25, 1992 and a three-for-two stock split effective April 5, 1994.
(2)For the purpose of calculating the ratio of earnings to fixed charges, "earnings" consist of income before income taxes plus
"fixed charges."  "Fixed charges" consist of interest on all indebtedness (neither the Company nor its subsidiaries has any material original issue discount or capitalized lease obligations).
(3)For the purpose of calculating the ratio of earnings to fixed charges (excluding limited-purpose finance subsidiaries),
"fixed charges" do not include interest on indebtedness of limited-purpose finance subsidiaries (that interest being funded by payments on mortgage loans, which are the sole assets of the limited-purpose finance subsidiaries).


   			                    SELECTED OPERATING DATA


  					THREE MONTHS
					   ENDED
					FEBRUARY 28,                            FISCAL YEAR ENDED NOVEMBER 30,
				-----------------------------   ------------------------------------------------------------------
		                   1994	    	  1993             1993          1992           1991           1990           1989
				   ----           ----             ----          ----           ----           ----           ----
Number of homes delivered          1,176           816             4,634         3,039         2,480          3,011          4,259
Backlog of home sales
  contracts - number . . . .       2,122         2,280             2,105         1,788         1,039            815          1,423
Backlog of home sales
  contracts - dollar value .    $270,000      $254,000          $264,000      $191,000      $106,000        $80,000       $134,000
Number of loans in
  servicing portfolio. . . .      46,000        52,800            46,600        52,100        40,100         30,900         16,700
Unpaid principal balance
  of servicing portfolio . .  $3,400,000    $3,800,000        $3,400,000    $3,800,000    $2,800,000     $2,200,000     $1,100,000

			DESCRIPTION OF DEBT SECURITIES


     The Debt Securities will be issued under an Indenture (the "Indenture") dated as of April 15, 1994 between the Company and The First National Bank of Chicago, as Trustee (the "Trustee"). The following statements are subject to the detailed provisions of the Indenture and are qualified in their entirety by reference to the Indenture, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part and is also available for inspection at the office of the Trustee. All references to "Section," "Article" or "Paragraph" in this section refer to the applicable Section or Article of the Indenture or the applicable Paragraph in the form of Debenture included in the Indenture, as the case may be.

GENERAL

     The Debt Securities will be unsecured obligations of the Company. The Indenture does not limit the principal amount of Debt Securities that may be issued. However, the Debt Securities offered by this Prospectus will be limited to Debt Securities which, together with the other Securities offered by this Prospectus, will have an aggregate initial offering price of not more than $200,000,000. The Debt Securities may be issued in one or more series. Specific terms of each series of Debt Securities will be contained in a supplemental indenture relating to that series. There will be Prospectus Supplements relating to particular series of Debt Securities. Each Prospectus Supplement will describe, as to the Debt Securities to which it relates: (i) the title of the Debt Securities; (ii) any limit upon the aggregate principal amount of a series of Debt Securities which may be issued; (iii) the date or dates on which principal of the Debt Securities will be payable and the amount of principal which will be payable; (iv) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date; (v) the currency or currencies in which principal, premium, if any, and interest, if any, will be paid; (vi) the place or places where principal, premium, if any, and interest, if any, on the Debt Securities will be payable and where Debt Securities which are in registered form can be presented for registration of transfer or exchange; (vii) any provisions regarding the right of the Company to redeem Debt Securities or of holders to require the Company to redeem Debt Securities; (viii) the right, if any, of holders of the Debt Securities to convert them into stock or other securities of the Company, including any provisions intended to prevent dilution of the conversion rights or otherwise; (ix) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Debt Securities or a purchase fund which will be used to purchase Debt Securities; (x) the percentage of the principal amount of the Debt Securities which is payable if maturity of the Debt Securities is accelerated because of a default; and (xi) any other material terms of the Debt Securities.

      The Indenture does not contain any restrictions on the payment of dividends or the repurchase of securities of the Company or any financial covenants. However, Supplemental Indentures relating to particular series of Debt Securities may contain provisions of that type.

FORM OF DEBT SECURITIES

       Debt Securities may be certificated or uncertificated and may be issued in registered form with or without coupons or in bearer form with coupons, if applicable.

       Debt Securities of a series may be evidenced by one or more global certificates, which will be in denominations equal to all or a portion of the aggregate principal amount of the Debt Securities of that series. The global certificates may be deposited with depositaries, and may be subject to restrictions upon transfer or upon exchange for Debt Securities in individually certificated form.

EVENTS OF DEFAULT AND REMEDIES

       An Event of Default with respect to the Debt Securities of any series ("Series Debt") is defined in the Indenture as being default in payment of the principal of or premium, if any, on any of the Series Debt; default for 30 days (or another period specified in a supplemental indenture relating to a particular series of Debt Securities, which may be no period) in payment of any installment of interest on the Series Debt; default by the Company for 45 days after notice in the observance or performance of any other covenants in the Indenture and certain events involving bankruptcy, insolvency or reorganization of the Company (Section 6.01). The Indenture provides that the Trustee may withhold notice to the holders of Series Debt of any default (except a default in payment of principal, premium, if any, or interest, if any, with respect to the Series Debt) if the Trustee considers it in the interest of the holders of the Series Debt to do so (Section 7.05).

       The Indenture provides that if any Event of Default has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of the Series Debt then outstanding may declare the principal of all the Series Debt to be due and payable immediately. However, if the Company cures all defaults (except the failure to pay principal, premium or interest which became due solely because of the acceleration) and certain other conditions are met, that declaration may be annulled and past defaults may be waived by the holders of a majority in principal amount of the Series Debt then outstanding. (Section 6.02).

       The holders of a majority in principal amount of the Series Debt then outstanding will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee, subject to certain limitations specified in the Indenture (Section 6.05).

MODIFICATION OF THE INDENTURE

       The Indenture contains provisions permitting the Company and the Trustee, (a) with the consent of the holders of not less than a majority in principal amount of the Debt Securities at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities generally, and (b) with the consent of the holders of not less than a majority in principal amount of any Series Debt, to modify any supplemental indenture relating solely to that Series Debt or the rights of the holders of that Series Debt, except that no modification may (i) extend the fixed maturity of any Debt Securities, reduce the rate or extend the time for payment of interest on any Debt Securities, reduce the principal amount of any Debt Securities or premium, if any, on it, impair or affect the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, change the currency in which any Debt Securities are payable or impair the right, if any, to convert any Debt Securities into Common Stock or other securities of the Company, without the consent of holder of each Debt Securities who will be affected, or (ii) reduce the percentage of Debt Securities or Series Debt required to consent to an amendment, supplement or waiver, without the consent of the holders of all the then outstanding Debt Securities or of the Series Debt which will be affected. (Section 9.02)

CONCERNING THE TRUSTEE

      The First National Bank of Chicago, the Trustee under the Indenture, provides, and may continue to provide, banking services to the Company in the ordinary course of its business.

                        DESCRIPTION OF WARRANTS

       Each issue of Warrants will be the subject of an agreement (a"Warrant Agreement") which will contain the terms of the Warrants. There will be a Prospectus Supplement with regard to each issue of Warrants. Each Prospectus Supplement will describe, as to the Warrants to which it relates: (i) the securities which may be purchased by exercising the Warrants (which may be Common Stock, Preferred Stock, Debt Securities or units consisting of two or more of those types of securities); (ii) the exercise price of the Warrants (which may be wholly or partly payable in cash or wholly or partly payable with other types of consideration); (iii) the period during which the Warrants may be exercised; (iv) any provision adjusting the securities which may be purchased on exercise of the Warrants and the exercise price of the Warrants in order to prevent dilution or otherwise; (iv) the place or places where

Warrants can be presented for exercise or for registration of transfer or exchange; and (v) any other material terms of the Warrants.

                       DESCRIPTION OF CAPITAL STOCK

       Lennar's authorized capital stock is 100,000,000 shares of Common Stock, $.10 par value, 30,000,000 shares of Class B Common Stock, $.10 par value, and 500,000 shares of Preferred Stock, $10 par value. At April 5, 1994, 25,771,116 shares of Common Stock and 9,986,631 shares of Class
B Common Stock were outstanding.

PREFERRED STOCK

       The Preferred Stock may be issued in series with any rights and preferences which may be authorized by Lennar's board of directors. However, the Preferred Stock offered by this Prospectus will be limited to Preferred Stock which, together with the other Securities offered by this Prospectus, will have an aggregate initial offering price of not more than $200,000,000. There will be Prospectus Supplements relating to particular series of Preferred Stock. Each Prospectus Supplement will describe, as to the Preferred Stock to which it relates: (i) the title of the Preferred Stock; (ii) any limit upon the number of shares of the series of Preferred Stock which may be issued;
(iii) the preference, if any, to which holders of the series of Preferred Stock will be entitled upon liquidation of the Company; (iv) the date or dates on which the Company will be required or permitted to redeem the Preferred Stock; (v) the terms, if any, on which the Company or holders of the Preferred Stock will have the option to cause the Preferred
Stock to be redeemed; (vi) the voting rights of the holders of the Preferred Stock; (vii) the dividends, if any, which will be payable with regard to the series of Preferred Stock (which may be fixed dividends or particularly dividends and may be cumulative or non-cumulative); (viii) the right, if any, of holders of the Preferred
Stock to convert it into another class of stock or securities of the Company, including provisions intended to prevent dilution of those conversion rights; (ix) any provisions by which the Company will be required or permitted to make payments to a sinking fund which will be used to redeem Preferred Stock or a purchase fund which will be used to purchase Preferred Stock; and (x) any other material terms of the Preferred Stock.

COMMON STOCK

      All the outstanding shares of Common Stock are fully paid and nonassessable and entitled to participate equally and ratably in dividends and in distributions available for the Common Stock on liquidation. Each share is entitled to one vote for the election of directors and upon all other matters on which the common stockholders vote. Holders of Common Stock do not have preemptive rights and are not entitled to cumulative votes in the election of Directors.

      The transfer agent and registrar for the Common Stock is First Union National Bank, Charlotte, North Carolina.

CLASS B COMMON STOCK

      The Class B Common Stock is identical in every respect with the Common Stock, except that (a) each share of Class B Common Stock is entitled to ten votes on each matter submitted to the vote of the common stockholders, while each share of Common Stock is entitled to only one vote on each matter submitted to the vote of the common stockholders, (b) the cash dividends, if any, paid with regard to the Class B Common Stock in a year cannot be more than 90% of the cash dividends, if any, paid with regard to the Common Stock in that year, (c) Class B Common Stock cannot be transferred, except to a limited group of Permitted Transferees (primarily close relatives of the Class B stockholder, fiduciaries for the Class B stockholder or for close relatives, and entities of which the Class B stockholder or close relatives are majority owners), (d) Class B Common Stock may at any time be converted into Common Stock, but Common Stock may not be converted into Class B Common Stock, (e) amendments to provisions of the Company's Certificate of Incorporation relating to the Common Stock or the Class B Common Stock require the approval of a majority of the shares of Common Stock which are voted with regard to them (as well as a majority in voting power of all the outstanding Common Stock and Class B Common Stock combined), and (f) under Delaware law, certain matters affecting the rights of holders of Class B Common Stock may require approval of the holders of the Class B Common Stock voting as a separate class.

       Leonard Miller, the Chairman of the Board of the Company, currently owns 9,947,130 shares of Class B Common Stock, which is 99.6% of the outstanding Class B Common Stock and 27.8% of the outstanding common stock of both classes. Mr. Miller's Class B Common Stock gives him 79.2% of the total votes which can be cast by the holders of both classes of Common Stock. Even if Mr. Miller converted 6,371,000 shares of Class B Common Stock into Common Stock and sold that Common Stock, thereby reducing his holdings to 10% of the total common stock of both classes, Mr. Miller would be entitled to cast more than 50% of the votes. Mr. Miller has no current intention to convert any Class B Common Stock into Common Stock, or to sell any Common Stock, although, except as described under "Underwriting," he would be free to do so at any time.

      The existence of Class B Common Stock, which has substantially greater voting rights than the Common Stock, probably would have the effect of discouraging non-negotiated tender offers and other types of non-negotiated takeovers, if any were contemplated. Mr. Miller's ownership of Class B Common Stock would make it impossible for anyone to acquire shares which have voting control of the Company so long as Mr. Miller's Class B Common Stock represents at least 9.09% of the combined common stock of both classes and the total outstanding Class B Common Stock is at least 10% of the combined common stock of both classes (if at any time the outstanding shares of Class B Common Stock are less than 10% of the outstanding shares of both classes of common stock taken together, the Class B Common Stock will automatically be converted into Common Stock). However, because Mr. Miller owns 99.6% of the outstanding Class B Common Stock, at the current level of outstanding Common Stock, in order for the Class B Common Stock to be at least 10% of the outstanding shares of both classes of common stock, Mr. Miller's Class B Common Stock would be at least 9.89% of the common stock of both classes.

                            LEGAL MATTERS

    The validity of the Securities offered by this Prospectus will be passed upon for the Company by Rogers & Wells, 200 Park Avenue, New York, New York 10166. If the validity of any Securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the Prospectus Supplement relating to that offering.

                             EXPERTS

    The consolidated financial statements and schedules of Lennar Corporation and subsidiaries as of November 30, 1993 and 1992 and for each of the years in the three-year period ended November 30, 1993 incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

               PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

Registration fee -- Securities and Exchange Commission  $68,966
Accounting fees and expenses				   *
Legal fees and expenses					   *
Trustees' fees and expenses				   *
Rating agency fees					   *
Cost of printing and engraving				   *
Miscellaneous						   *
Total							   *
							--------
							   *
							========

- ---------------
*Cannot be estimated until particular offerings are proposed.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by Section 145 of the General Corporation
Law of Delaware, the Company's Certificate of Incorporation provides that an officer, director, employee or agent of the Company is entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of any action, suit or proceeding brought against him by virtue of his acting as such officer, director, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that in any action or suit by or in the right of the Company such person shall be indemnified only for the expenses actually and reasonably incurred by him and, if such person shall have been adjudged to be liable for negligence or misconduct, he shall not be indemnified unless and only to the extent that a court of appropriate jurisdiction shall determine that such indemnification is fair and reasonable.

ITEM 16. EXHIBITS

      4.    Form of Indenture
      5.    Opinion of Counsel
     12.    Statement of computation of ratios of earnings to fixed charges
     24.    Consents
            (i)      Rogers & Wells (counsel)--included in Exhibit 5
            (ii)     KPMG Peat Marwick (accountants)
     26.    Statement of eligibility of trustee on Form T-1


ITEM 17. UNDERTAKINGS

      The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami and State of Florida on April 29, 1994.

                                        LENNAR CORPORATION



                                        By:   LEONARD MILLER
				           ----------------------------
 					      Leonard Miller
					    Chairman of the Board
    				               and President

                          _________________

      Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the dates indicated.

	NAME			TITLE			DATE
	----			-----			----

			Chairman of the Board,		April 29, 1994
	  	     President, Director (Principal
			  Executive Officer)
    LEONARD MILLER
- ------------------------
    Leonard Miller

			Financial Vice President		April 29, 1994
	  	      (Principal Financial Officer)

    ALLAN J. PEKOR*
- ------------------------
    Allan J. Pekor


			Controller (Principal 			April 29, 1994
	  	        Accounting Officer)
    JAMES T. TIMMONS*
- ------------------------
    James T. Timmons




			      Director				April 29, 1994

    CHARLES I. BABCOCK*
- ------------------------
    Charles I. Babcock


			      Director				April 29, 1994

    IRVING BOLOTIN*
- ------------------------
    Irving Bolotin


			      Director				April 29, 1994

    ROBERT B. COLE*
- ------------------------
    Robert B. Cole


			      Director				April 29, 1994

    RICHARD W. McEWEN*
- ------------------------
    Richard W. McEwen

	NAME			TITLE					DATE
	----			-----					----

			      Director				April 29, 1994

    JAMES W. McLAMORE*
- ------------------------
    James W. McLamore



			      Director				April 29, 1994

    STUART A. MILLER*
- ------------------------
    Stuart A. Miller



			      Director				April 29, 1994

    ARNOLD P. ROSEN*
- ------------------------
    Arnold P. Rosen



			      Director				April 29, 1994

    STEVEN J. SAIONTZ*
- ------------------------
    Steven J. Saiontz



By:     LEONARD MILLER*
   -------------------------
        Leonard Miller
       Attorney-In-Fact

								Exhibit 12


                                                                                                                          EXHIBIT 12

COMPUTATION OF EARNINGS TO FIXED CHARGES (INCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)

                                        Quarter Ended                                Fiscal Years Ended
			       _____________________________  ______________________________________________________________________

                               February 28,     February 28,  November 30,  November 30,  November 30,   November 30,   November 30,
				  1994		    1993	 1993		1992	     1991	     1990	    1989
			       ____________     ____________  ____________  ____________  ____________   ____________   ____________
               							(dollars in thousands except per share amounts)
EARNINGS:

Pre-tax income plus fixed
charges as computed below,
adjusted to exclude the
amount of any interest
capitalized during the
period.

Pre-tax income			$24,184		$14,182		$82,054		$45,363	    $33,043	   $21,013	   $42,564

Fixed Charges			$8,417		$8,601		$33,765		$36,639	    $38,526	   $47,199	   $48,494

Less:  interest capitalized    ($4,700)        ($4,000)        ($17,100)       ($15,000)   ($14,200)      ($15,600)       ($15,700)
			       ________        ________        _________       _________   _________      _________       _________

"Earnings"    			$27,901   	$18,783    	$98,719     	$67,002     $57,369        $52,612         $75,358
				=======		=======		=======		=======	    ========	   =======	   =======
FIXED CHARGES:

Interest, whether expensed
or capitalized, and
amortization of debt
discounts or premiums.

Interest incurred (all
of Lennar and LFS interest)	$5,500		$4,400		$19,700		$16,800	   $14,200	   $15,600	   $15,700

Limited Purpose interest
(all expensed)      		$2,917     	$4,201    	$14,065     	$19,839    $24,326	   $31,599         $32,794
				______		______		_______		_______	   _______	   _______	   _______

"Fixed Charges"      		$8,417     	$8,601    	$33,765     	$36,639    $38,526    	   $47,199     	   $48,494
				======		======		=======		=======	   =======	   =======	   =======

EARNINGS TO FIXED CHARGES
INCLUDING LIMITED-PURPOSE
FINANCE SUBSIDIARIES		  3.3     	  2.2     	  2.9     	  1.8        1.5     	     1.1     	     1.6

PAGE

								Exhibit 24(ii)


COMPUTATION OF EARNINGS TO FIXED CHARGES (EXCLUDING LIMITED-PURPOSE FINANCE SUBSIDIARIES)

                                        Quarter Ended                                Fiscal Years Ended
			       _____________________________  ______________________________________________________________________
                               February 28,     February 28,  November 30,  November 30,  November 30,   November 30,   November 30,
				  1994		   1993		 1993		1992	     1991	    1990	    1989
			       ____________     ___________   ____________  ____________  ____________   ____________   ____________
                                                                  (dollars in thousands except per share amounts)

EARNINGS:

Pre-tax income plus fixed
charges as computed below,
adjusted to exclude the
amount of any interest
capitalized during the period.

Pre-tax income			$24,184		$14,182		$82,054		$45,363	     $33,043	   $21,013	   $42,564

Fixed Charges			$ 5,500		$ 4,400		$19,700		$16,800	     $14,200	   $15,600	   $15,700

Less:  interest capitalized    ($ 4,700)       ($ 4,000)       ($17,100)       ($15,000)    ($14,200)     ($15,600)       ($15,700)
			       _________       _________       __________      _________    _________     _________       _________

"Earnings"    		  	$24,984   	$14,582    	$84,654     	$47,163      $33,043       $21,013         $42,564
				=======		=======		=======		=======	     =======	   =======	   =======

FIXED CHARGES:

Interest, whether expensed
or capitalized, and
amortization of debt
discounts or premiums.

Interest incurred (all
of Lennar and LFS interest)     $ 5,500     	$ 4,400    	$19,700     	$16,800      $14,200      $15,600     	  $15,700
				_______		_______		_______		_______	     _______	  _______	  _______

"Fixed Charges"      		$ 5,500     	$ 4,400    	$19,700     	$16,800      $14,200      $15,600     	  $15,700
				=======		=======		=======		=======	     =======	  =======	  =======

EARNINGS TO FIXED
CHARGES EXCLUDING
LIMITED-PURPOSE FINANCE
SUBSIDIARIES			  4.5     	  3.3     	  4.3     	  2.8     	2.3         1.3     	    2.7


			INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Lennar Corporation:

We consent to incorporation by reference in the Registration Statement
(No. 33-53003) of Lennar Corporation on Form S-3 of our report dated January 18, 1994, relating to the consolidated balance sheets of Lennar Corporation and subsidiaries as of November 30, 1993 and 1992, and the related consolidated statements of earnings, cash flows, and stockholders' equity, and the related schedules for each of the years in the three-year period ended November 30, 1993, which report appears in the November
30, 1993 annual report on Form 10-K of Lennar Corporation.


                                        KPMG PEAT MARWICK

April 29, 1994